As filed with the Securities and Exchange Commission on June 10, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VERINT SYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	11-3200514
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

330 South Service Road, Melville, New York	11747
(Address of Principal Executive Offices)	(Zip Code)

VERINT SYSTEMS INC. STOCK INCENTIVE COMPENSATION PLAN
VERINT SYSTEMS INC. 2010 LONG-TERM STOCK INCENTIVE PLAN

(Full title of the plan)

Peter Fante, Esq.
Chief Legal Officer
Verint Systems Inc.
330 South Service Road
Melville, New York 11747

(Name and address of agent for service)

(631) 962-9600

(Telephone number, including area code, of agent for service)

With copies to:

Randi C. Lesnick, Esq.

Jones Day

222 East 41st Street

New York, New York  10017

(212) 326-3939

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	318,725	$33.20	$10,581,670.00	$1,228.53

(1)   Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), this Registration Statement shall include any additional shares of common stock, par value $0.001 per share (the “Common Stock”), that may become issuable as a result of stock splits, stock dividends or similar transactions.

(2)   Represents 1,500 shares of Common Stock previously issued pursuant to the Verint Systems Inc. Stock Incentive Compensation Plan, as amended, to be registered for resale and 317,225 shares of Common Stock previously issued pursuant to the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan to be registered for resale. The Common Stock has been previously issued to employees.

(3)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of our Common Stock as reported by the NASDAQ Global Market on June 7, 2011.

EXPLANATORY NOTE

This Registration Statement contains two parts.  The first part contains a resale prospectus prepared in accordance with the requirements of General Instruction C to Form S-8 that covers resales of “restricted securities” and “control securities” (in each case, as defined in General Instruction C to Form S-8).  This resale prospectus relates to shares of common stock, $0.001 par value per share, of Verint Systems Inc. (the “Company”) previously issued to certain employees of the Company pursuant to the Verint Systems Inc. Stock Incentive Compensation Plan, as amended, and the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan.  The second part of this Registration Statement contains Information Required in the Registration Statement pursuant to Part II of Form S-8.

REOFFER PROSPECTUS

VERINT SYSTEMS INC.

318,725 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to 318,725 shares of our common stock, $0.001 par value per share, by the selling stockholders listed in this prospectus.  The selling stockholders acquired such shares pursuant to grants made under the Verint Systems Inc. Stock Incentive Compensation Plan, as amended, and the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan.  The Verint Systems Inc. Stock Incentive Compensation Plan, as amended, and the Verint Systems Inc. 2010 Long-Term Stock Incentive Plan are collectively referred to in this prospectus as the “Plans.”

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders.  The shares may be offered, from time to time, by any or all of the selling stockholders through ordinary brokerage transactions, in negotiated transactions or in other transactions, at such prices as he, she or they may determine, which may relate to market prices prevailing at the time of sale or be a negotiated price.  See “Plan of Distribution.”  We will bear all costs, expenses and fees in connection with the registration of the shares.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

Each selling stockholder and any broker executing selling orders on behalf of a selling stockholder may be deemed to be an “underwriter” as defined in the Securities Act of 1933, as amended, or the Securities Act.  If any broker-dealers are used to effect sales, any commissions paid to broker-dealers and, if broker-dealers purchase any of the shares of common stock covered by this prospectus as principals, any profits received by such broker-dealers on the resales of shares may be deemed to be underwriting discounts or commissions under the Securities Act.  In addition, any profits realized by the selling stockholders may be deemed to be underwriting commissions.

Shares of our common stock are listed on the NASDAQ Global Market under the symbol “VRNT.”  On June 9, 2011, the last reported sale price of our common stock was $33.42 per share.

Investing in shares of our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the Securities and Exchange Commission, or the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2011 and our Quarterly Reports on Form 10-Q for the quarterly periods ended thereafter, for a discussion of certain factors that should carefully be considered by prospective purchasers.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

This prospectus is dated June 10, 2011.

You should rely only on the information contained in or incorporated by reference into this prospectus.  We have not authorized any other person to provide you with additional information or information different from that contained in or incorporated by reference into this prospectus.  The selling stockholders may, from time to time, offer to sell shares of our common stock only in jurisdictions where the offer or sale is permitted.  You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that the information contained in any document incorporated by reference into this prospectus is accurate as of any date other than the date of the document incorporated by reference.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that may be important to you and that you should consider before investing in shares of our common stock. You should carefully read the entire prospectus, including the section titled “Risk Factors,” and the other information incorporated by reference into this prospectus before making an investment decision.

References in this prospectus to the terms “Verint,” “the Company,” “we,” “us” and “our,” or other similar terms, mean Verint Systems Inc., together with its consolidated subsidiaries, unless the context indicates otherwise.

VERINT SYSTEMS INC.

Verint is a global leader in Actionable Intelligence® solutions and value-added services.  Our solutions enable organizations of all sizes to make timely and effective decisions to improve enterprise performance and make the world a safer place.  More than 10,000 organizations in over 150 countries—including over 85% of the Fortune 100—use Verint Actionable Intelligence solutions to capture, distill, and analyze complex and underused information sources, such as voice, video, and unstructured text.

In the enterprise market, our workforce optimization solutions help organizations enhance customer service operations in contact centers, branches, and back-office environments to increase customer satisfaction, reduce operating costs, identify revenue opportunities, and improve profitability.  In the security intelligence market, our video intelligence, public safety, and communications intelligence solutions are vital to government and commercial organizations in their efforts to protect people and property and neutralize terrorism and crime.

We have established leadership positions in both the enterprise workforce optimization and security intelligence markets by leveraging our core competency in developing highly scalable, enterprise-class applications with advanced, integrated analytics for both unstructured and structured information.  Our innovative solutions are developed by approximately 900 employees and contractors in research and development, representing approximately one-third of our total headcount, and are evidenced by more than 500 patents and patent applications worldwide.  We offer a range of customer services, from initial implementation to ongoing maintenance and support, to maximize the value our customers receive from our Actionable Intelligence solutions and to allow us to extend our customer relationships.

Our principal executive offices are located at 330 South Service Road, Melville, New York 11747. Our telephone number at that address is (631) 962-9600.  Our website is www.verint.com.  The information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not rely on any such information in making a decision about whether to purchase shares of our common stock.

CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

Certain statements discussed in this prospectus constitute forward-looking statements, which include financial projections, statements of plans and objectives for future operations, statements of future economic performance, and statements of assumptions relating thereto.  Forward-looking statements are often identified by future or conditional words such as “will”, “plans”, “expects”, “intends”, “believes”, “seeks”, “estimates”, or “anticipates”, or by variations of such words or by similar expressions.  There can be no assurances that forward-looking statements will be achieved.  By their very nature, forward-looking statements involve known and unknown risks, uncertainties, and other important factors that could cause our actual results or conditions to differ materially from those expressed or implied by such forward-looking statements.  Important risks, uncertainties, and other factors that could cause our actual results or conditions to differ materially from our forward-looking statements include, among others:

•                  uncertainties regarding the impact of general economic conditions, particularly in information technology spending, on our business;

•                  risks due to aggressive competition in all of our markets, including with respect to maintaining margins and sufficient levels of investment in our business;

•                  risks associated with keeping pace with technological changes and evolving industry standards in our product offerings and with successfully introducing new, quality products which meet customer needs and achieve market acceptance;

•                  risks created by continued consolidation of competitors or introduction of large competitors in our markets with greater resources than we have;

•                  risks associated with successfully competing for, consummating, and implementing mergers and acquisitions, including risks associated with capital constraints, post-acquisition integration activities, and potential asset impairments;

•                  risks that customers or partners delay or cancel orders or are unable to honor contractual commitments due to liquidity issues, challenges in their business, or otherwise;

•                  risks relating to our implementation and maintenance of adequate systems and internal controls for our current and future operations and reporting needs and related risks of financial statement omissions, misstatements, restatements, or filing delays;

•                  risks associated with being a consolidated, controlled subsidiary of Comverse Technology, Inc., or Comverse, and formerly part of Comverse’s consolidated tax group, including risks of any future impact on us resulting from Comverse’s extended filing delay or any other future issues;

•                  risks associated with Comverse controlling our board of directors and the outcome of all matters submitted for stockholder action, including the approval of significant corporate transactions, such as certain equity issuances or mergers and acquisitions, as well as speculation or announcements regarding Comverse’s strategic plans;

•                  risks that products may contain undetected defects which could expose us to substantial liability;

•                  risks associated with allocating limited financial and human resources to opportunities that may not come to fruition or produce satisfactory returns;

•                  risks associated with significant foreign and international operations, including exposure to regions subject to political instability or fluctuations in exchange rates;

•                  risks associated with complex and changing local and foreign regulatory environments;

•                  risks associated with our ability to recruit and retain qualified personnel in geographies in which we operate;

•                  challenges in accurately forecasting revenue and expenses and maintaining profitability;

•                  risks relating to our ability to improve our infrastructure to support growth;

•                  risks that our intellectual property rights may not be adequate to protect our business or assets or that others may make claims on our intellectual property or claim infringement on their intellectual property rights;

•                  risks associated with a significant amount of our business coming from domestic and foreign government customers, including the ability to maintain security clearances for certain projects;

•                  risks that we improperly handle sensitive or confidential information or perception of such mishandling;

•                  risks associated with our dependence on a limited number of suppliers or original equipment manufacturers for certain components of our products;

•                  risks that we are unable to maintain and enhance relationships with key resellers, partners, and systems integrators;

•                  risks that contract terms may expose us to unlimited liability or other unfavorable positions and risks that we may experience losses that are not covered by insurance;

•                  risks that we will experience liquidity or working capital issues and related risks that financing sources will be unavailable to us on reasonable terms or at all;

•                  risks associated with significant leverage resulting from our current debt position;

•                  risks that we will be unable to comply with the leverage ratio covenant under our credit facility;

•                  risks that our credit rating could be downgraded or placed on a credit watch;

•                  risks relating to timely implementation of new accounting pronouncements or new interpretations of existing accounting pronouncements and related risks of future restatements or filing delays;

•                  risks associated with future regulatory actions or private litigation relating to our extended filing delay and related circumstances; and

•                  risks that use of our tax benefits may be restricted or eliminated in the future.

You should carefully review the section entitled “Risk Factors” beginning on page 4 of this prospectus and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2011 and our Quarterly Reports on Form 10-Q for the quarterly periods ended thereafter, for a discussion of these and other risks that relate to our business and an investment in shares of our common stock.  You are cautioned not to place undue reliance on forward-looking statements, which reflect our management’s view only as of the date of such statements.  We make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made, except as otherwise required under the federal securities laws.  If we were in any particular instance to update or correct a forward-looking statement, investors and others should not conclude that we would make additional updates or corrections thereafter except as otherwise required under the federal securities laws.

RISK FACTORS

Investing in shares of our common stock involves a high degree of risk.  You should carefully review the risks described below and the other risk factors set forth in our periodic and other filings with the SEC, including those set forth in our Annual Report on Form 10-K for the year ended January 31, 2011 and our Quarterly Reports on Form 10-Q for the quarterly periods ended thereafter, together with the other information contained in and incorporated by reference into this prospectus, before making an investment decision.  Our business, results of operations and financial condition may be materially and adversely affected due to any of these risks.  The trading price of our shares could decline due to any of these risks, and you could lose all or part of your investment.  Some risk factors in this section are “forward-looking statements.”  See “Cautionary Note on Forward-Looking Statements.”

Risks Related To Our Common Stock

We do not plan to pay dividends on our common stock for the foreseeable future.

We intend to retain our earnings to support the development and expansion of our business, to repay debt and for other corporate purposes and, as a result, we do not plan to pay cash dividends on our common stock in the foreseeable future.  Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including our financial condition, operating results, cash needs, growth plans and the terms of any credit facility or other restrictive debt agreements that we may be a party to at the time or senior securities we may have issued.  Our credit facility limits us from paying cash dividends or other payments or distributions with respect to our capital stock.  In addition, the terms of any future facility or other restrictive debt credit agreement may contain similar restrictions on our ability to pay any dividends or make any distributions or payments with respect to our capital stock.  In addition, holders of our preferred stock are entitled to cumulative dividends before any dividends may be declared or set aside on our common stock.

Furthermore, our ability to pay dividends to our stockholders is subject to the restrictions set forth under Delaware law.  We cannot assure you that we will meet the criteria specified under Delaware law in the future, in which case we may not be able to pay dividends on our common stock even if we were to choose to do so.

The price of our common stock fluctuates significantly, and this may make it difficult for you to resell the common stock when you want to or at prices you find attractive.

There has been significant volatility in the market price and trading volume of equity securities, including our common stock, some of which is unrelated to the financial performance of the companies issuing the securities.  The price for the shares of common stock being sold under this prospectus may not be indicative of prices that will prevail in the open market following your purchase of such shares.  You may not be able to resell your shares at or above the price you paid due to fluctuations in the market price of our common stock caused by changes in our operating performance or prospects and other factors.

Some specific factors that may have a significant effect on our common stock market price include:

•                  actual or anticipated quarterly fluctuations in our operating and financial results;

•                  the success of competitive service offerings or technologies;

•                  the timing of announcements in the public market regarding new products, product enhancements or technological advances by our competitors or us;

•                  any announcements by us or our competitors of acquisitions, major transactions, or management changes;

•                  speculation in the press and the analyst community, including with respect to Comverse’s strategic plans;

•                  announcements relating to Comverse’s strategic plans;

•                  changes in recommendations or earnings estimates by financial analysts;

•                  changes in investors’ or analysts’ valuation measures for our stock;

•                  our credit ratings;

•                  market trends unrelated to our performance;

•                  stock sales by Comverse or our directors, officers, or other significant holders;

•                  developments related to investigations, proceedings, or litigation that involve us;

•                  regulatory developments; and

•                  developments related to the industries in which we compete.

A significant drop in our stock price could also expose us to the risk of securities class action lawsuits, which could result in substantial costs and divert management’s attention and resources, which could adversely affect our business.

Unless there is an active trading market for our common stock, you may have difficulty selling any shares of our common stock that you purchase.  Consequently, you may not be able to sell our common stock at prices equal to or greater than the price you paid.

Sales or potential sales of our common stock by us or our significant stockholders may cause the market price of our common stock to decline.

We are not restricted from issuing additional shares of common stock, including shares issuable pursuant to securities that are convertible into or exchangeable for, or that represent the right to receive, common stock.  As of May 16, 2011, we had 38.3 million shares of common stock outstanding.  In addition, as of that date, approximately 3.7 million shares of our common stock (including the 318,725 shares included in this prospectus, which were acquired by the selling stockholders on June 10, 2011) were issuable pursuant to outstanding stock options and awards which had not yet vested or which had been previously acquired upon vesting but had not yet been delivered.  Additional shares of common stock are also available to be granted under our existing equity plans or may be granted under future equity plans.  In addition, under two registration rights agreements that we entered into with Comverse, Comverse has registration rights with respect to its common stock and preferred stock holdings in Verint.  As of April 30, 2011, the preferred stock was convertible into approximately 10.5 million shares of our common stock.  Stock sales by Comverse or our directors, officers, or other significant holders may affect our stock price.

Anti-takeover provisions in Delaware corporate law may make it difficult for our stockholders to replace or remove our current board of directors and could deter or delay third parties from acquiring us, which may adversely affect the marketability and market price of our common stock.

We are subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law. Under these provisions, if anyone becomes an “interested stockholder”, we may not enter into a “business combination” with that person for three years without special approval, which could discourage a third party from making a takeover offer and could delay or prevent a change of control.  For purposes of Section 203, “interested stockholder” means, generally, someone owning more than 15% or more of our outstanding voting stock or an affiliate of ours that owned 15% or more of our outstanding voting stock during the past three years, subject to certain exceptions as described in Section 203.

Under any change of control, as defined in our credit agreement, the lenders under our credit facility would have the right to require us to repay all of our outstanding obligations under the facility.  Upon the occurrence of a “Fundamental Change”, as defined by the Certificate of Designation setting forth the terms of the preferred stock, and which includes a change of control, the holders of our preferred stock have the right to require us to repurchase their shares of preferred stock at the then current liquidation preference (subject to certain exceptions set forth in the Certificate of Designation).

Holders of our preferred stock have liquidation and other rights that are senior to the rights of the holders of our common stock.

Our board of directors has the authority to designate and issue preferred stock that may have dividend, liquidation and other rights that are senior to those of our common stock.  As of April 30, 2011, 293,000 shares of our preferred stock have been issued and are outstanding.  As noted above, as of April 30, 2011, the preferred stock was convertible into approximately 10.5 million shares of our common stock.  Holders of our preferred stock are entitled to cumulative dividends before any dividends may be declared or set aside on our common stock.  Upon our voluntary or involuntary liquidation, dissolution or winding up, before any payment is made to holders of our common stock, holders of our preferred stock are entitled to receive an initial liquidation preference of $1,000 per share, plus any accrued and unpaid dividends, which liquidation preference was approximately $341.9 million in the aggregate as of April 30, 2011.  This will reduce the remaining amount of our assets, if any, available to distribute to holders of our common stock.

USE OF PROCEEDS

We will not receive any proceeds from sales of the shares of our common stock covered by this prospectus by any of the selling stockholders.  The proceeds from the sale of the common stock covered by this prospectus are solely for the accounts of the selling stockholders.

We will bear all costs, expenses and fees in connection with the registration of the shares.  Brokerage commissions and similar selling expenses, if any, attributable to the offer or sale of the shares will be borne by the selling stockholders.

SELLING STOCKHOLDERS

This prospectus relates to shares of our common stock previously issued pursuant to the Plans to certain of our employees that are being registered for resale.  All of the shares of common stock that may be resold pursuant to this prospectus were previously acquired by the selling stockholders upon the satisfaction of applicable vesting conditions relating to certain equity awards (i.e., stockholder approval of a new equity compensation plan or our having additional share capacity under one of our existing stockholder-approved equity compensation plans and/or the passage of time).

The selling stockholders may resell any or all of such shares of common stock at any time they choose while this prospectus is effective.  The inclusion in this prospectus of the employees named below who have acquired shares of our common stock under the Plans shall not be deemed to be an admission that any such individual is an “affiliate” of ours.  There is no assurance that any of the selling stockholders will sell any or all of the shares of common stock covered by this prospectus.

The following is a list of our employees, regardless of number of shares held, who previously acquired shares of our common stock in connection with a vesting event that took place on June 10, 2011, pursuant to awards previously granted under the Plans, whose shares are being registered for resale pursuant to this prospectus.  These employees may sell up to an aggregate of 318,725 shares of common stock, representing less than 1% of our issued and outstanding shares of common stock.  This percentage of ownership is based on 38,329,445 shares of our common stock issued and outstanding as of May 16, 2011 plus 318,725 shares of our common stock that may be offered pursuant to this prospectus that were acquired by the selling stockholders on June 10, 2011, for a total of 38,648,170 shares.

Emil Abramovich	Tami Ben-Jacob	Yaniv Cohen
Ran Achituv	Evyatar Ben-Shitrit	Donna Colby
Gil Adda	Asaf Ben-Zeev	Gail Cole
Ezra Aka	Gerald Berkovics	Josef Colle
Shay Akiva	David J. Bertolino	Yochai Corem
Caroline Albert	Michael Birdsong	Louis-Martin Cote
Alik Altermalin	Amit Bishoni	John Crosby
Yuval Altman	Jeffrey T. Blevins	Patrick Dagenais
Yaniv Amir	Maarten A. Bokma	Koby Danon
Yair Amsterdam	Jean Boudreau	Ran Davidovitz
Zafrir Argov	John R. Bourne	Ajay Dawar
Barbara Arndt	Josef Bronstein	Sander De Jong
Kar Ashutosh	Raymond Brosius	Frank Deans
Jean-Marc Autexier	Jerome Brown	Liberato Degruttola
Richard Philip Avenell	Neri Brutzkus	Kaushik Deka
Eyal Azoulay	Derek Bulstrode	Snehal Desai
Tal Azuz	Marc Calahan	Daniel Di Cicco
Eyal Bachar	Joseph Carley	Michael DiBiase
Andrew Baker	Saar Carmi	David Dietz
Gustavo Baril	William Stuart Caton III	Nancy DiVito
Robert John Barnes	Yossi Chai	Milo Divjak
Albino Barresi	Po Chu Miranda Chan	Thomas Dong
Todd Barrick	Larry W. Chapman	Guy Dotan
Haim Baruch	Eva Charissakis	Boaz Dudovich
Bryan Beach	Sophie Chetboun	Navit Dvir
Pedro Becquer	Sharon Chouli	William L. Eckard III
Yanai Beilis	Gabriela Cohen	Natalie Eckel
Stephen Bell	Guy Cohen	Robert Eilbacher
Gilad Ben Ari	Itzik Cohen	Moshe Ekroni
Merav Ben Rehav	Nir Cohen	Itai Elata
Zwicka Ben Zion	Tzachi Cohen	Amos Eliav

Kristyn Emenecker	Guy Jacubovski	Louis Marchand
Ron Epstein	Ron Jenik	Eran Marelly
Miki Epstein	Jay Jennings	Evgeny Marmalstein
Richard Fietz	Ankit Jhaveri	Max Mastrocola
Boaz Fischer	Alexander Steven Johnson	Mary Christine McAleer
Henrich Fischler	George Johnston	Ernest McCoy
Karen Flynn	Steve Kaden	Maureen E. McMahon
Kerri Flynn	Hitpreet Kang	Yossi Medina
Stephen Foley	Moshe Karabelnik	Sapna Medrano
David Foltz	David Kashak	Shai Meir
Michael Fox	Ronen Katav	Nikola Meldrum
Michael Gagnon	Ziv Katzir	James Moretti
Michael Galpin	Persephone Keller	Michel Morneau
Siddartha Gandhi	Shane Kent	Lior Naidorf
Vinita Gangadharan	Shimon Keren	Murali Mohan Reddy Nareddy
Jessica Garmise	Lior Kessel	Suneesh Nataraj
Joel Garnatz	Oleg Khanukov	Joseph Neer
Simon Gauthier	Oren Kilker	Yossi Nelkenbaum
Christopher James Gaze	Christopher King	Christopher Nelson
Smadar Gazit	Giles King	Orna Neuman
Zoe Gee	Shmuel Kiro	Nicole Nevulis
Shimi Gil	Yaron Klein	Kimball Newman
Brian Glennon	Yaniv Knany	James Nies
Royee Goldberg	Nicholas Kocaj	Roi Nobel
Shay Gonen	Jonathan Kohl	Eric Nowling
Nicolas Gonthier	Alex Koltun	Efi Nuri
Kevin Graham Gower	Shmuel Korenblit	Robert Nyberg
Michael Graci	Willie Kouncar	Jane O’Donnell
Ian Graham	David L. LaMantia	Johnathan Oelsner
Moshe Granot	Charles Gregory Lampe	Jason C. Ohmann
Wayne Grant	Robert Lander	Yoni Osherov
Richard Green	Celeste L’Argent	Rob Parkinson
Galit Greenbaum	Noah Lasson	Anne M. Patton
Rajan Gupta	Brand Leask	Paul Patton
Elad Gur	Gerald Leavitt	Shefi Paz
Belinda Haden	Chi Kin Lee	Ariela Pazi
James Hagen	Ilan Leizgold	Noam Pelles
Eran Halfon	Brian Leslie	Nir Pery
Andy Harper	Eli Lessel	Niv Peskin
Marcia J. Harris	Keith Leung	Krishna Pisipati
Andrew Robert Hawkes	Willy Chun Bong Leung	Marcel Poirier
Inon Hefetz	Amir Levi	Colin Maurice Pope
Kurt Allen Heier	Eli Levi	Berend-Jan Popper
Elad Hever	Shai Levi	Ken Porter
Nigel Christopher Hewett	I. Craig Levin	Avi Rabinovich
Lior Hipsh	Liora Levy	Fred Radley
Daniel Ho	Shaked Levy	Ray Rambarran
Tim Neil Holland	Amanda Lewis	Serena Rayner
Ryan W. Hollenbeck	Leslie Linsner	Shay Razon
Itsik Horovitz	Shlomit Littig	Alexander Reizis
Michael Howanitz	Haim Litvak	Shahar Remets
Mortimer Hubin	Nataly Loewidt	John Ringelman
Jacqueline C. Hudson	Nicholas Madigan	Carl David Robson
Ofer Iankovitch	Genady Malinsky	Daniel Rock
Rick V. Israel	Zahi Malki	Alan J. Roden
Philip Ives	Robert Mannix	Bryan Melvyn Rose

Eyal Rozen	Oren Stern	Miki Weiss
Kurt Rush	Andre St.-Jean	Steve Weller
Greg Ruzicka	Dennis Stock	Daniel Wensel
Tom Sabga	Kate Stokman	Jay Wigal
Rajeev Sanwalka	David Stone	Wynne Wilder
Udo Schneider	Bradley Stratton	Timothy Wilkie
Ann Marie Schumann	Edgar E. Suarez	Jamie Williams
Craig Seebach	Ram Swery	Guy Wilson
Irit Shaaya-Segal	Don Sybertz	Jon Wilson
Manishkumar Rameschandra Shah	Erez Taoz	David Worthley
Guy Shahmoon	Cheryle Tapp	Duane Sherrington Wright
Naama Shalom	Ryan Tate	Michael Wroblewski
Feeroj Shams	Matthew Paul Tengwall	Gil Yaakovi
Uri Shani	Guy Toibin	Gur Yaari
Elad Sharon	Tohar Trabinovitch	Gadi Yair
Bruce Andrew Sheens	Richard Traver	Danny Yaron
Karim Shehadeh	Nancy Y. Treaster	Orit Yehuday
Gregory Sherry	Vladimir Trostyanetski	Yossi Yitshaki
Eyal Shidlovsky	Shiu Hang Kenneth Tsang	Dganit Zahavi
Yair Shie	Yossi Twizer	Christopher L. Zaske
Wee Kiat Sim	Sean Tyler	Victoria Zicopoulos
David Singer	Shiri Tzuk	Stefan Zimmermann
Man Ho Sit	Thomas D. Ulreich	Dror Daniel Ziv
Ramakrishnan Sivaramakrishnan	Yitzhak Vager	Yoel Zmuckas
Robyn Smith	John Voyatzis	Yoram Zohar
Maged Soliman	Eran Wachman	Alexander Zur
Yehuda Sorek	Thomas Wannenmacher	Dror Zur
Betina Soriano	Andy Wareing	Ido Zur
Mohammed Waseem
Joseph Watson

PLAN OF DISTRIBUTION

The selling stockholders have not advised us of any specific plan for the sale or distribution of the shares of common stock covered by this prospectus.  If and when they occur, such sales may be made in any of the following manners:

•      on the NASDAQ Global Market (or through the facilities of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which shares of our common stock are then listed, admitted to unlisted trading privileges or included for quotation);

•      in public or privately negotiated transactions;

•      in transactions involving principals or brokers;

•      in a combination of such methods of sale; or

•      any other lawful methods.

Although sales of the shares of common stock covered by this prospectus are, in general, expected to be made at market prices prevailing at the time of sale, the shares may also be sold at prices related to such prevailing market prices or at negotiated prices, which may differ considerably.

When offering the shares of common stock covered by this prospectus, each of the selling stockholders and any broker-dealers who sell the shares for the selling stockholders may be “underwriters” within the meaning of the Securities Act, and any profits realized by such selling stockholders and the compensation of such broker-dealers may be underwriting discounts and commissions.

Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which our common stock may be listed, including block trading in negotiated transactions.  Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares of common stock covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus.  The selling stockholders may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf.  In connection with such sales, such broker-dealers or agents may receive compensation in the form of commissions, concessions, allowances or discounts, any or all of which might be in excess of customary amounts.

Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, manner and size of each sale of shares.  We have not been advised of any definitive selling arrangement at the date of this prospectus between any selling stockholder and any broker-dealer or agent.

To the extent required, the names of any agents, broker-dealers or underwriters and applicable commissions, concessions, allowances or discounts, and any other required information with respect to any particular offer of the shares by the selling stockholders, will be set forth in a prospectus supplement.

The expenses of preparing and filing this prospectus and the related registration statement with the SEC will be paid entirely by us.  The selling stockholders have been advised that they are subject to the applicable provisions of the Exchange Act, including without limitation Rule 10b-5 thereunder.

Neither we nor the selling stockholders can currently estimate the amount of commissions or discounts, if any, that will be paid by the selling stockholders on account of their sales of the shares from time to time.

LEGAL MATTERS

The validity of the issuance of the shares of common stock offered in this prospectus will be passed upon for us by Jones Day, New York, New York.

EXPERTS

The consolidated financial statements, incorporated in this prospectus by reference from Verint Systems Inc.’s Annual Report on Form 10-K for the year ended January 31, 2011, and the effectiveness of Verint Systems Inc.’s internal control over financial reporting as of January 31, 2011 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference certain of our publicly filed documents into this prospectus, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.  The information incorporated by reference is considered to be part of this prospectus, and any later information that we file with the SEC will automatically update and supersede this information.  You will be deemed to have notice of all information incorporated by reference into this prospectus as if that information were included in this prospectus.

The following documents that we have filed with the SEC are incorporated herein by reference:

•      our Annual Report on Form 10-K for the year ended January 31, 2011, filed with the SEC on April 6, 2011;

•      our Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011, filed with the SEC on June 8, 2011;

•      our Current Reports on Form 8-K, filed with the SEC on March 3, 2011, March 30, 2011 and May 2, 2011; and

•      the description of our common stock, par value $0.001 per share, contained in our Registration Statement on Form 8-A, filed with the SEC on July 2, 2010.

Except as otherwise indicated, all documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold will be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such documents.  Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this prospectus.  This prospectus is part of a Registration Statement on Form S-8 that we filed with the SEC and does not contain all of the information set forth in that Registration Statement.

We will provide, free of charge, to any person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus, other than exhibits to those documents unless specifically incorporated by reference.  To request a copy of those documents, you should contact us as set forth below under “Where You Can Find Additional Information.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC.  The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important business and financial information to you that is not included in or delivered with this prospectus by referring you to publicly filed documents that contain the omitted information.  We provide a list of all documents we incorporate by reference into this prospectus under “Information Incorporated by Reference” above.

Through our website at www.verint.com, we make available the information that we incorporate by reference into this prospectus, as well as other reports, proxy statements, and other information that we file with the SEC.  You may also read and copy those materials at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system.  The SEC maintains a website at www.sec.gov that contains reports, proxy statements, and other information that registrants, such as we, file electronically with the SEC.  Our website address set forth above is not intended to be an active link, and information on our website is not incorporated in, and should not be construed to be a part of, this prospectus.

Each person to whom a prospectus is delivered may also request a copy of those materials, free of charge, by contacting us at:

Verint Systems Inc.

330 South Service Road

Melville, New York 11747

(631) 962-9600

Attn: Corporate Secretary

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Company with the Commission are incorporated herein by reference:

•      the Company’s Annual Report on Form 10-K for the year ended January 31, 2011, filed with the Commission on April 6, 2011;

•      the Company’s Quarterly Report on Form 10-Q for the quarterly period ended April 30, 2011, filed with the Commission on June 8, 2011;

•      the Company’s Current Reports on Form 8-K, filed with the Commission on March 3, 2011, March 30, 2011 and May 2, 2011; and

•      the description of the Company’s common stock, par value $0.001 per share, contained in the Company’s Registration Statement on Form 8-A, filed with the Commission on July 2, 2010.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102 of the General Corporation Law of the State of Delaware, or the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.  Our amended and restated certificate of incorporation provides that none of our directors shall be personally liable to Verint or our stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director’s duty of loyalty to Verint or its stockholders, or (ii) for acts or omissions which are not taken or omitted to be taken in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which such director shall be liable under Section 174 of Title 8 of the DGCL or any amendment or successor provision thereto, or (iv) for any transaction from which the director shall have derived an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that every person who is or was our director, officer, employee or agent or is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at our request, shall be indemnified to the fullest extent permitted by law for all expenses and liabilities in connection with any proceeding involving such person in this capacity.  We entered into an indemnification agreement with each of our directors and officers under which we agreed to provide indemnification and expense reimbursement as outlined above.

Each of our directors who is also a director and/or officer of Comverse has an indemnification agreement with Comverse.  Under this agreement, Comverse has agreed to indemnify such person against losses and expenses, to the extent permitted by law, incurred by such person in connection with his service as director and/or officer of Comverse or any of its subsidiaries.

Item 7. Exemption from Registration Claimed.

As previously disclosed, as a result of the Company’s inability to file required reports with the Commission during the Company’s extended filing delay period, the Company previously ceased using its existing registration statements on Form S-8 to make equity grants to employees. On May 24, 2007, the Company received a no-action letter from the Commission upon which the Company relied to make broad-based equity grants to employees under a no-sale theory. The Company has also made equity grants to certain employees in transactions that did not involve public offerings and that were exempt from registration under the Securities Act of 1933 under Section 4(2) of and/or Regulation D and/or Regulation S under the Securities Act of 1933. All of the shares of common stock that may be offered pursuant to this registration statement were acquired by the selling stockholders upon the grant of restricted stock pursuant to an applicable exemption from the registration requirements of the Securities Act of 1933 or the vesting of equity awards issued pursuant to the no-sale theory or an applicable exemption from registration.

Item 8. Exhibits.

Number	Description	Filed Herewith / Incorporated by Reference from

3.1	Amended and Restated Certificate of Incorporation of Verint Systems Inc.	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

3.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock	Form 8-K filed on May 30, 2007

3.3	Amended and Restated By-laws of Verint Systems Inc.	Form 8-K filed on January 7, 2011

4.1	Specimen Common Stock certificate	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

Number	Description	Filed Herewith / Incorporated by Reference from

4.2	Specimen Series A Convertible Perpetual Preferred Stock certificate	Form 10-K filed on March 17, 2010

4.3	Verint Systems Inc. Stock Incentive Compensation Plan (as amended through December 12, 2002)	Form 10-K filed on May 1, 2003

4.4	Amendment No. 1 to Verint Systems Inc. Stock Incentive Compensation Plan (dated December 23, 2008)	Form 10-K filed on March 17, 2010

4.5	Amendment No. 2 to Verint Systems Inc. Stock Incentive Compensation Plan (dated March 4, 2009)	Form 10-K filed on March 17, 2010

4.6	Verint Systems Inc. 2010 Long-Term Stock Incentive Plan	Form S-8 (Commission File No. 333-169768) effective on October 5, 2010

5.1	Opinion of Jones Day	Filed Herewith

23.1	Consent of Deloitte & Touche LLP	Filed Herewith

23.2	Consent of Jones Day (included in Exhibit 5.1)	Filed Herewith

Item 9. Undertakings.

(a)           The undersigned Registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)          to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to

Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Melville, State of New York, on this 10th day of June, 2011.

VERINT SYSTEMS INC.

By:	/s/ Dan Bodner
Dan Bodner
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Dan Bodner	June 10, 2011
Dan Bodner, Chief Executive Officer
and President; Director of Verint Systems Inc.
(Principal Executive Officer)

/s/ Douglas Robinson	June 10, 2011
Douglas Robinson, Chief Financial Officer
of Verint Systems Inc.
(Principal Financial Officer and Principal Accounting Officer)

/s/ Paul Baker	June 10, 2011
Paul Baker, Director of Verint Systems Inc.

/s/ John Bunyan	June 10, 2011
John Bunyan, Director of Verint Systems Inc.

/s/ Charles Burdick	June 10, 2011
Charles Burdick, Chairman of the Board of Directors
of Verint Systems Inc.

/s/ Victor DeMarines	June 10, 2011
Victor DeMarines, Director of Verint Systems Inc.

/s/ Larry Myers	June 10, 2011
Larry Myers, Director of Verint Systems Inc.

/s/ Howard Safir	June 10, 2011
Howard Safir, Director of Verint Systems Inc.

/s/ Shefali Shah	June 10, 2011
Shefali Shah, Director of Verint Systems Inc.

EXHIBIT INDEX

Number	Description	Filed Herewith / Incorporated by Reference from

3.1	Amended and Restated Certificate of Incorporation of Verint Systems Inc.	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

3.2	Certificate of Designation, Preferences and Rights of the Series A Convertible Perpetual Preferred Stock	Form 8-K filed on May 30, 2007

3.3	Amended and Restated By-laws of Verint Systems Inc.	Form 8-K filed on January 7, 2011

4.1	Specimen Common Stock certificate	Form S-1 (Commission File No. 333-82300) effective on May 16, 2002

4.2	Specimen Series A Convertible Perpetual Preferred Stock certificate	Form 10-K filed on March 17, 2010

4.3	Verint Systems Inc. Stock Incentive Compensation Plan (as amended through December 12, 2002)	Form 10-K filed on May 1, 2003

4.4	Amendment No. 1 to Verint Systems Inc. Stock Incentive Compensation Plan (dated December 23, 2008)	Form 10-K filed on March 17, 2010

4.5	Amendment No. 2 to Verint Systems Inc. Stock Incentive Compensation Plan (dated March 4, 2009)	Form 10-K filed on March 17, 2010

4.6	Verint Systems Inc. 2010 Long-Term Stock Incentive Plan	Form S-8 (Commission File No. 333-169768) effective on October 5, 2010

5.1	Opinion of Jones Day	Filed Herewith

23.1	Consent of Deloitte & Touche LLP	Filed Herewith

23.2	Consent of Jones Day (included in Exhibit 5.1)	Filed Herewith